Exhibit 99.1

BOISE INC.
Restricted Stock Award Agreement
This Restricted Stock Award (the “Award”) is made as of March 15, 2012 (the “Award Date”), by and between Boise Inc. (“Boise”) and the individual named above (“you”) pursuant to the Boise Inc. Incentive and Performance Plan (the “Plan”) and the following terms and conditions of this agreement (the “Agreement”):

1.
Terms and Conditions; Definitions. This Award is subject to all the terms and conditions of the Plan. All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement expressly states that an exception to the Plan is being made.

2.	Award. You are awarded the number of shares of Stock set out above, at no cost to you, subject to the restrictions set forth in the Plan and this Agreement.

3.
Vesting. The Award is subject to the EBITDA Goal in Section 3.1 and to time-based vesting restrictions, as follows: one third (1/3) of the Award shall vest on March 15, 2013, one third (1/3) of the Award shall vest on March 17, 2014, and one third (1/3) of the Award shall vest on March 16, 2015.

3.1
EBITDA Goal. On or before March 15, 2013, the Compensation Committee shall determine whether the company achieved $100 million of EBITDA in the 2012 fiscal year. If so, the performance goal shall be met, and shares shall vest based on the terms of this Agreement. If not, all shares subject to this Award shall be forfeited on March 15, 2013.

3.2
Definition of EBITDA. EBITDA means Boise's earnings before interest, taxes and non-cash items such as depreciation, depletion and amortization, adjusted for non-cash long-term compensation, calculated by Boise based on publicly-filed financial information.

4.	Termination of Employment. If you terminate employment before March 16, 2015, shares not vested at the time of your Termination of Employment will be treated as follows:

4.1	If your Termination of Employment is a result of your death or total and permanent disability, you will receive all remaining unvested shares.

4.2
If your Termination of Employment is a result of your retirement, you will receive a portion of the unvested shares, calculated as the difference between (i) the number of shares determined by multiplying the total number of shares subject to this Award by a fraction which is the number of full months worked since the Award Date over 36 months, and (ii) the number of shares that have vested on or prior to the date of such termination.

For purposes of this Section 4.2, “retirement” means Termination of Employment at or after age 55 with at least 10 years of service with Boise, or Termination of Employment at or after age 65.

4.3
If your Termination of Employment is a direct result of (i) the sale or permanent closure of any facility or operating unit of Boise, or a bona fide curtailment, or a reduction in workforce, or (ii) a strategic transaction (e.g., a reorganization, sale, divestiture, or spin-off) involving an organizational unit larger than a single location, in either case other than a Change in Control and as determined by Boise in its sole discretion, and you execute a waiver/release in the form required by Boise, you will receive a portion of the unvested shares calculated according to Section 4.2.

4.4
If (i) you have a written severance agreement between you and Boise Paper Holdings, L.L.C. (or its successor under the terms of that agreement) specifying certain benefits upon a “Qualifying Termination” (as that term is used in the severance agreement), and (ii) your Termination of Employment occurs during the term of that severance agreement, and (iii) your Termination of Employment is not covered under either Section 4.2 or 4.3 above, but it is a “Qualifying Termination” under that severance agreement, you will receive a portion of the unvested shares calculated according to Section 4.2.

4.5	Upon your voluntary or involuntary Termination of Employment for any other reason, any unvested portion of the Award will be forfeited.

4.6
The restrictions on any shares you receive under this Section 4 will lapse and the shares will vest as of the day after the date of your Termination of Employment (or, in the case of a Termination of Employment subject to Section 4.3 or 4.4, if execution of a waiver/release is required, the date of your signed waiver becomes irrevocable). Any unvested shares remaining will be forfeited.

4.7
Section 162(m) Covered Employees. Notwithstanding the foregoing, if you are a “covered employee” under the terms of Internal Revenue Code Section 162(m) and the regulations thereunder for the tax year in which your Termination of Employment occurs, the following vesting provisions will apply. The restrictions on any shares you receive under Section 4.1 will lapse and the shares will vest as of the day after the date of your Termination of Employment. Your receipt of any shares under Section 4.2, 4.3, or 4.4 will be subject to the satisfaction of the EBITDA Goal in Section 3.1. The restrictions on any shares you receive under Section 4.2, 4.3, or 4.4 will lapse and the shares will vest as of the later of the day after the date of your Termination of Employment or March 15, 2013, but only if the EBITDA Goal has been certified as met. Any unvested shares remaining will be forfeited as of the later of the day after the date of your Termination of Employment or March 15, 2013.

5.
Fractional Shares. If the vesting calculation results in a fractional number of shares, the number of shares vesting at that time shall be rounded down to the next whole number. No fractional shares shall be issued.

6.
Change in Control. If a Change in Control occurs prior to March 16, 2015, this Award shall vest in full and be free of restrictions, except to the extent that a Replacement Award is provided to you, as described in Section 22 of the Plan.

7.
No Transfer. The shares awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting. Any attempt to transfer your rights in the awarded shares prior to vesting will result in the immediate forfeiture of the awarded shares.

8.
Rights. Except as otherwise provided in the Plan and this Agreement, you have all the rights of a shareholder with respect to shares awarded and not forfeited, including the right to vote and the right to receive dividends, subject to the following limitations.

8.1
If dividends are declared on Stock during the Award Period, such dividends shall be paid to you upon vesting of the Award and only with respect to shares of Stock that actually vest under the terms of this Agreement, subject to Sections 8.2 and 8.3.

8.2
Payment of dividends with respect to shares of Stock vesting pursuant to Section 4 shall be made only if your Termination of Employment is a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder. In addition, to the extent required to comply with Section 409A of the Internal Revenue Code and the regulations thereunder, if you are a “specified employee” (within the meaning of

Internal Revenue Code Section 409A(a)(2)(B)), notwithstanding Section 8.1, you shall not receive any payment of dividends with respect to shares of Stock vesting pursuant to Section 4 within six months after the date of your Termination of Employment, provided that if your Termination of Employment is due to death, this delay shall not apply. Amounts otherwise payable within six months after the date of your Termination of Employment shall be paid on the date that is six months and one day after the date of your Termination of Employment, or, if such date is not a business day, the next business day following such date. No interest shall accrue during the six month period.

8.3
Payment of dividends with respect to shares of Stock vesting pursuant to Section 6 shall be made only if the Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” as those terms are defined pursuant to Section 409A of the Internal Revenue Code and the regulations thereunder.

8.4
The designated payment date of dividends paid pursuant to this Section 8, for purposes of Section 409A of the Internal Revenue Code and the regulations thereunder, shall be the applicable vesting date for the shares of Stock to which the dividends relate. Payment of dividends pursuant to this Agreement shall be made as soon as practicable following vesting of the shares of Stock to which the dividends relate and in any case by the later of December 31st of the calendar year in which such vesting occurs or the 15th day of the third calendar month following the designated payment date.

9.	Section 83(b) Election. You agree not to make an “83(b) election” with respect to this Award.

10.	Clawback. Notwithstanding the vesting terms above, this Award is subject to any compensation recovery (clawback) policy in effect at the time of vesting.
Boise Inc.
By: _____________________________________________
Name: Virginia Aulin
Title: Vice President, Human Resources and Corporate Affairs

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